As filed with the Securities and Exchange Commission on July 2, 2004
                                                 SEC Registration No. __________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     LIFESCIENCES OPPORTUNITIES INCORPORATED
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Florida                           6770                   20-0594204
--------------------------------------------------------------------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                          6400 N.W. 6th Way, Suite 300
                         Fort Lauderdale, Florida 33309
                                 (954) 670-1300
    (Address and  telephone  number of principal  executive  offices and principal place of business)

                                Robert D. Keyser
                          6400 N.W. 6th Way, Suite 300
                         Fort Lauderdale, Florida 33309
                                 (954) 670-1300
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                             Brian A. Pearlman, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                            Telephone: (954) 763-1200
                            Facsimile: (954) 766-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH                   AMOUNT TO BE         PROPOSED                 PROPOSED            AMOUNT OF
CLASS OF                        REGISTERED           MAXIMUM OF-              MAXIMUM             REGISTRATION
SECURITIES TO                                        FERING PRICE             AGGREGATE           FEE
BE REGISTERED                                        PER SHARE(1)             OFFERING PRICE(1)
----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.0001 per
share                              $10,000               $6.00               $60,000.00               $7.60
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  Subject to completion dated ___________, 2004

                       INITIAL PUBLIC OFFERING PROSPECTUS

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                      Minimum 5,000 shares of Common Stock
                      Maximum 10,000 shares of Common Stock

                         Offering Price: $6.00 Per Share

      Lifesciences Opportunities Incorporated, a Florida corporation is offering up to 10,000 shares of common stock. We are a "blank check" company and have not engaged in any business and have no specific plans for any given business or industry. This is our initial public offering and no public market currently exists for our common stock. The initial public offering price of our shares has been arbitrarily determined by us. We have not applied to be listed on any trading market or exchange. Robert D. Keyser and Albert J. Poliak, our chief executive officer and chief financial officer, respectively, are the only persons who will offer and sell our shares.

      AN INVESTMENT IN OUR SECURITIES INVOLVES HIGH RISK. SEE "RISK FACTORS" BEGINNING ON PAGE ___ OF THIS PROSPECTUS.

                         PROSPECTUS DATED ________, 2004


                                 ---------------

      The securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                              Underwriting
                                              discounts and       Proceeds to
                        Price to public(1)    commissions(2)       issuer(3)
--------------------------------------------------------------------------------

Per Share                   $  6.00             $  .60             $  5.40

Total Minimum
(5,000)                     $30,000             $3,000             $27,000

Total Maximum
(10,000)                    $60,000             $6,000             $54,000
--------------------------------------------------------------------------------

(1) Subscribers purchasing shares should make their check payable to "__________ Bank Escrow Account for Lifesciences Opportunities Incorporated." The address of _________________ Bank is _____________________________________________________. All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to the escrow account by noon of the next business day after receipt. We are offering the shares on a "best efforts" 5,000 share minimum, 10,000 share maximum, basis. In the event that the minimum of 5,000 shares is not sold by _____________, 2004, all proceeds raised will be returned promptly to subscribers. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

(2) We intend to offer the shares through Robert Keyser and Albert Poliak, our officers and directors, without the use of a professional underwriter, and by selected broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") who agree to sell the shares in conformity with the NASD Rules of Fair Practice. On sales made by brokers a maximum commission of 10% will be allowed plus a 3% non-accountable expense allowance. No selected dealers have yet been identified. We will amend the registration statement of which this prospectus is a part following its effectiveness to identify a selected broker-dealer if a broker-dealer sells shares offered in this offering.

(3) The proceeds have been computed before deduction of costs that will be incurred in connection with this offering (excluding underwriting discounts and commissions), including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,000.

                                TABLE OF CONTENTS

Rights and Protections under Rule 419...........................................
Prospectus Summary..............................................................
Risk Factors....................................................................
Use of Proceeds.................................................................
Dilution........................................................................
Market for Common Equity and Related Stockholder Matters........................
Management's Discussion and Analysis or Plan of Operation.......................
Business........................................................................
Management......................................................................
Principal Shareholders..........................................................
Description of Securities.......................................................
Indemnification.................................................................
Certain Transactions............................................................
Plan of Distribution............................................................
Legal Matters...................................................................
Experts.........................................................................
Available Information...........................................................

                      RIGHTS AND PROTECTIONS UNDER RULE 419

Overview of Rule 419

      We are conducting a "blank check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. The net offering proceeds, [after deduction for offering expenses (estimated at $10,000) and sales commissions], and the securities to be issued to investors must be deposited in an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. We must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

      Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Escrow Of 90% Of The Proceeds Derived

      Upon completion of this offering, 90% of the net proceeds will be placed in an escrow account with ______________________ as escrow agent, subject to release upon the earlier of (i) written notification by our company of our need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (ii) 18 months after the effective date of this registration statement.

Escrowed Funds Not To Be Used For Salaries or Reimbursable Expenses

      No funds (including any interest earned) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on our behalf by our officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, both of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

No Prior Contact With Other Entities Regarding Possible Business Combinations

      None of our officers, directors or greater than 10% shareholders or persons who directly or indirectly control, are controlled by or are under common control with, the company or persons who may be deemed promoters has had any preliminary contact or discussions with any representative of any entity regarding the possibility of a business combination between the company and such other entity.

Material Persons

      Our officers, directors and major shareholders are the only persons who have been instrumental in arranging the capitalization of our company to date. Neither of our officers or directors is acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by our company to any of our officers or directors.

      Investors should carefully review the financial statements which are an integral part of this prospectus.

      Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

Investor Suitability Standards

      The purchase of the shares we are offering involves certain risks and is suitable only for persons of adequate means with no need for liquidity in their investment. Each potential investor should realize that the shares may be subject to certain restrictions on their transfer, and there may be no public market for the shares and no assurance that one will develop.

      Because of the various risk factors and the lack of liquidity of the shares, each investor must represent and warrant that he is of sufficient financial means to apprise himself of, and assume the risks inherent in, the purchase of shares, including the lack of liquidity of his investment, and must evaluate whether such investment is suitable for him based upon his investment objectives, financial situation and needs.

      No shares will be sold to a prospective investor unless he:

      1. either:

      o is an "accredited investor", in that such investor comes within one of the categories enumerated in Rule 501 of Regulation D promulgated by the SEC under the Securities Act, or

      o     meets certain other income and net worth criteria imposed by us; and

      2. either:

      o has a preexisting personal or business relationship with us or any of our officers, directors or controlling persons, or

      o by reason of his business or financial experience, or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by our company, or any of our affiliates or selling agents, directly or indirectly, can be reasonably assumed to have the capacity to protect his own interests in connection with an investment in our company; and

      o meets any additional suitability requirements which may be imposed by the state in which he resides.

      A subscription, once made, is irrevocable. We will review the subscriptions and representations of prospective investors and, based upon information appearing therein, may make such further inquiry as it deems appropriate with regard to the suitability of the investment for such investors. We may reject any subscription, in whole or in part, for the purchase of shares.

      Investors are strongly urged to consult with their legal, financial and tax advisors before investing in the shares.

Offering Conducted In Accordance With Rule 419

      Our offering is being conducted in accordance with SEC Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress found to have been common vehicles for fraud and manipulation in the penny stock market. Accordingly, investors in the offering will receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released, the "blank check" company is required to update the registration statement with a post-effective amendment and after the effective date of the post-effective amendment, we are required to furnish investors with the prospectus containing the updated information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said 45 day period is automatically to receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the Deposited Funds in the escrow account must be returned to all investors and none of the Deposited Securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting specified criteria within 18 months of the date of this prospectus, all of the Deposited Funds in the escrow account must be returned to investors.

                               PROSPECTUS SUMMARY

      THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

History and Operations

      Lifesciences Opportunities Incorporated was incorporated in the State of Florida on January 12, 2004 to seek and make one or more business combinations to the extent its limited assets will allow. We are in the development stage and have no operating history. Our office is located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309 and our telephone number is (954) 670-1300.

      We are deemed to be a blank check company subject to Rule 419. We may merge, make an exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

      We have not and will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.

      Subject to Rule 419, we intend to use the net proceeds of this blank check offering to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination.

Blank Check Company

      We are a blank check company. A blank check company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. The offering is required to comply with the provisions of Rule 419 of the Securities Act of 1933.

The Offering

                                                  Minimum               Maximum
                                                  -------               -------
Securities offered:
Common Stock, par value $0.0001 per share           5,000                10,000

Common Stock to be
outstanding after the offering                     45,000                50,000

Offering termination ___________, 2004

Arbitrary Offering Price

      The aggregate offering price and number of the common shares to be offered were arbitrarily determined.

Plan of Distribution

      Our officers and directors, are offering the common shares on a self-underwritten basis. As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Public Market

      There is no public market for the common shares.

Use of Proceeds

      We intend to apply substantially all of the net proceeds of this offering (other than the proceeds to be deposited into the escrow account) to cover costs and expenses incurred in attempting to effect a business combination, including selecting and evaluating targets and structuring and consummating a business combination. Rule 419 requires that 90% of the amount raised is required to be escrowed. The proceeds deposited into the escrow account will not be used for any payment of salaries or expenses to our officers or directors. The proceeds will only be used, if at all, for the implementation of a business combination.

Risk Factors

      The shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Our risk factors commence on page ___.

Deposit of Offering Proceeds and Securities

      Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to us and to investors, respectively, only after we have met the following three conditions:

      First, we must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, we must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

      We have entered into an escrow agreement with __________ Bank (the "Escrow Agent") which provides that:

      (1) The net proceeds of this offering are to be deposited into an escrow account maintained by the Escrow Agent. The Deposited Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government;

      (2) All securities issued in connection with this offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identities of the investors are to be reflected on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act; and

      (3) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

      Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, we must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, we must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).

Post-Effective Amendment

      Once the agreements governing the acquisition of a business meeting the above criteria have been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

      The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

      (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

      (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

      (3) If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

      (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

      (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

      The Deposited Funds and Deposited Securities may be released to our company and the investors, respectively, after:

      (1) the Escrow Agent has received written certification from us and any other evidence acceptable by the Escrow Agent that we have executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

      (2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

No Commitment to Purchase Common Shares

      No commitment by anyone exists to purchase any of the common shares we are offering.

                                  RISK FACTORS

      The shares we are offering are speculative, involve immediate substantial dilution and a high degree or risk, including the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting our company and this offering before making an investment decision.

Our principal shareholder, Ark Venture Capital, Inc., will own approximately 80% of the common shares after the maximum offering and the investors will have an extremely minority interest in our company.

      There are currently 40,000 common shares outstanding. Ark Venture Capital, Inc. owns all 40,000 of these common shares or 100% of the total outstanding common shares. Assuming we sell all of the 10,000 common shares, Ark Venture Capital, Inc. will still own 80% of our common shares. You will have an extreme minority interest in our company and will not be able to influence the election of directors or other corporate matters.

Our independent auditors' report on our financial statements includes an explanatory paragraph stating that our ability to commence operations is dependent on the success of this offering or other fund raising, which raises substantial doubt about our ability to continue as a going concern.

      Since our incorporation, we have not received any revenues. We currently have no working capital and we are dependent on the proceeds from this offering and possible advances from our majority shareholder to locate a merger or acquisition candidate and consummate a merger or acquisition. Even if we do locate a merger or acquisition candidate, we may never become profitable and you may lose your entire investment.

Our securities have no current trading market and we cannot make a market in our securities until we have consummated a merger or acquisition, which can take up to 18 months, if at all.

      We do not have a public market for our common shares. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred and an active trading market has developed. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if at all. We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. You will not be able to liquidate your investment in the event of an emergency or for any other reason unless an acquisition has occurred.

If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your investment.

      Management is not required to spend any minimum amount of time on company business and our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys. We have not entered into any current negotiations regarding an acquisition or merger. As we have no working capital, even if we locate a suitable candidate, we may not be able to successfully commence operations due to the other costs involved, including, but not limited to, costs involving filing a post effective amendment.

You may not have access to your funds after effectiveness of the registration statement for up to 18 months.

      No transfer or other disposition of the escrowed securities can be permitted except in identified instances. For 18 months from the effective date of the registration statement, you may not have access to your funds. If a consummated acquisition has not occurred by a date 18 months after the effective date of the initial registration statement, the funds held in the escrow account will be returned within five business days following that date.

We may not have sufficient funds to locate an acquisition candidate and you may lose your entire investment.

      We may not sell enough of the offering to obtain sufficient funds to conduct any search for an acquisition candidate. If we are unable to consummate an acquisition within the 18-month time frame, you will lose up to 20% of your investment. The 20% that may be lost consists of up to a 10% commission that may have been paid to a broker and the 10% of the proceeds that will be withheld by our company. Even if we do locate an acquisition candidate, we may never be profitable and you could lose your entire investment.

Because there is a disparity in the price paid by our majority shareholder and the offering price you will experience immediate dilution of your investment.

      Our principal shareholder purchased common shares in our company for approximately $0.125 compared to the offering price of $6.00. Immediately after the offering, the book value per common share will be $0.77 or 13% of your investment if we raise $30,000 and $1.30 or 22% if we raise the entire offering amount. The offering price of the common shares was arbitrarily determined without any consideration of the actual value of our company or what the market might pay for our stock.

Neither of our key personnel is required to commit his full time to our affairs and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities.

      Messrs. Keyser and Poliak intend to devote approximately 20% of their time to our affairs. They may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intended to conduct. In the course of their other business activities, including private investment activities, Messrs. Keyser and Poliak may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of Florida corporations are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Keyser and Poliak may have similar legal obligations relating to presenting certain business opportunities to multiple entities.

Our management has no prior experience with respect to a transaction involving the proposed combination of entities, including a blank check company.

      None of our officers has had prior experience relating to the identification, evaluation and acquisition of a merger or acquisition target. Thus we have no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate our prospects for achieving its intended business objectives. To date, our efforts have been limited primarily to organizational activities. We have limited resources and has had no revenues to date. In addition, we will not achieve any revenues (other than interest accruing on the proceeds of this offering) until the consummation of a business combination, if at all. There can be no assurance that any target, at the time of our consummation of a business combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis.

Any acquisition we effect will result in the issuance of additional shares of common stock which will result in substantial dilution in the percentage of our common stock then held by the our shareholders, including investors in this offering.

      Moreover, the shares issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by our management. In addition, a merger will, in all likelihood, involve the appointment of additional members to our board of directors. Any acquisition or merger may not legally require shareholder approval. Any transaction will likely be structured so that the owners of an acquisition target will be issued an amount of our shares sufficient to provide them an 80% equity ownership interest in our company.

The ability to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers within that state, which may limit your ability to resell our shares.

      Because of regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered. We have not applied to register the shares in any state. Purchasers of the shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the shares are registered. In order to prevent resale transactions in violation of states' securities laws, public shareholders may only engage in resale transactions in the shares in jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. Blue sky restrictions on resales may limit the ability of investors to resell the shares they purchase in this offering.

We may be deemed an "investment company" should the net proceeds of this blank check offering remain uninvested for more than one year and being deemed an investment company without registration under the Investment Company Act can result in civil liability and criminal penalties to controlling persons in certain instances, as well as civil liabilities and unenforceability of contracts with regard to our company.

      In the event we have not completed an acquisition of a business within one year of the closing of this blank check offering, we will take such actions as we deem necessary to avoid being classified as an "investment company." Measures may include a decision, if deemed necessary, to seek shareholder approval to liquidate our company. If there is such a liquidation, all investors in this blank check offering will receive the liquidated assets comprised of the Deposited Funds on a pro-rata basis.

                           Forward-Looking Statements

      The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

      Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

      These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of our company, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by us, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 USE OF PROCEEDS

      Because management has no specific business contemplated for our company, we are unable to indicate precisely categories for the use of proceeds from this blank check offering. However, the following table sets forth management's estimate as to how the proceeds will likely be allocated:

                                                      $60,000            $30,000
                                                      Raised              Raised
                                                      -------            -------

Gross Proceeds                                        $60,000            $30,000

Amount immediately available
     to our company                                   $ 6,000            $ 3,000
         Expenses relating to
         Evaluation of acquisition
         Candidates                                   $ 4,000            $ 1,000
   Expenses relating to
         SEC reporting                                $ 1,000            $ 1,000
   Offering expenses                                  $ 1,000            $ 1,000
                                                      -------            -------

Proceeds used
   before acquisition                                 $ 6,000            $ 3,000
                                                      -------            -------

Proceeds to be escrowed                               $54,000            $27,000

      The proceeds not in escrow are to be utilized over an eighteen-month period.

      The proceeds not held in the escrow account after payment of the offering expenses will be used in the following order of priority:

      o to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations;

      o     for  general  and  administrative  expenses,   including  legal  and
            accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and

      o     to pay for offering expenses associated with this prospectus.

      No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering. No portion of the proceeds not held in the escrow account will be used to acquire assets or finance the acquisitions of other businesses.

      We received a total of $5,000 in capital contributions from Ark Venture Capital. This amount was used to organize our company and finance the expenses of this blank check offering, including legal fees, audit and accounting fees and printing fees. These fees are not impacted by the success of the full amount of the offering being sold. We estimate that we will have available as working capital for acquisitions and other business endeavors an aggregate of approximately $1,000, assuming all of the shares we are offering are sold and underwriting commissions and offering expense are paid (an aggregate sum of $10,000). We estimate that we will not have available working capital assuming the minimum number of shares offered hereby is sold. However, Ark Venture Capital, our majority shareholder, has orally agreed to advance our company working capital necessary to locate and acquire a suitable business.

      We presently anticipate that we will be able to locate and acquire suitable business interests utilizing the net proceeds of this blank check offering and advances from Ark Venture Capital, assuming all or substantially all of the net proceeds from the maximum offering are raised. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals. In any event, if we determine that a business opportunity requires additional funds, regardless of the level of net proceeds raised, we may seek such additional financing through loans, additional equity issuances or through other financing arrangements. No such financing arrangements presently exist, and no assurances can be given that such additional financing will be available, or, if available, on terms acceptable to us. Investors buying shares in this blank check offering will not, unless otherwise required by law, participate in the determination of whether to obtain additional financing or as to the terms of any such financing.

      It is contemplated that the Deposited Funds will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

      (1) an obligation that constitutes a "deposit," as that term is defined in
Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813(1) (1991)];

      (2) securities of an open-end investment company registered under the Investment Company Act that holds itself out as a money market fund meeting the conditions of paragraph (c)(2), (c)(3) and (c)(4) of Rule 2a-7 (17 CFR 270.2a-7) under the Investment Company Act; or

      (3) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

                                    DILUTION

      The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares.

      At April 30, 2004, the net tangible book value of our company was $4,940 or $.124 per share. After giving effect to the sale of 10,000 shares we are offering and the application of our estimated net proceeds, the pro forma net tangible book value of our company at April 30, 2004 would have been $64,940 or $1.30 per share, representing an immediate increase in net tangible book value of $60,000 or $1.17 per share to existing shareholders and an immediate dilution of $4.70 per share to investors in this offering.

      At April 30, 2004, the net tangible book value of our company was $4,940 or $.124 per share. After giving effect to the sale of 5,000 shares we are offering and the application of our estimated net proceeds, the pro forma net tangible book value of our company at April 30, 2004 would have been $34,940 or $.77 per share, representing an immediate increase in net tangible book value of $30,000 or $.65 per share to existing shareholders and an immediate dilution of $5.23 per share to investors in this offering.

      There are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering and our identification of a business combination.

      The following table illustrates the above information with respect to dilution to new investors on a per-share basis after the offering assumes the maximum offering and minimum offering:

                                            Maximum        Minimum
                                            -------        -------

Public offering price per Share              $6.00          $6.00
Net tangible book value per
     Share, before this offering             $.123          $.123
Increase per Share attributable
     to investments by new investors         $1.17          $ .65
Net tangible book value per Share,
     after this offering                     $1.30          $ .77
Dilution to new investors per Share          $4.70          $5.23

      The following table provides, as of the date of this prospectus, with respect to existing shareholders and new investors, a comparison of the number of shares acquired, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                                                                                            Average
                                               Percentage         Consideration        Percentage of       Price per
                             Amount*            of shares              Paid            Consideration         Share
                             -------           -------------     ---------------       -------------       -----------
Existing
 Shareholders                40,000                80%               $ 5,000                 7.77%            $0.125
New Investors*               10,000                20%               $60,000                92.23%            $ 6.00
                             ------                                  -------                -----
Total                        50,000               100%               $65,000                100.0%            $ 1.30

----------
* Assumes maximum offering.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      At the present time, there is no market for our common shares.

      We have one holder of record.

      Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

      We are currently not seeking listing of the shares on NASDAQ. So long as we have net tangible assets of $5,000,000 or less, transactions in the shares shall be subject to Rule 15g promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the shares is at least $5.00 per share. Rule 3a51-1 generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has:

      (1) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for at least three years,

      (2) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or

      (3) average revenue of at least $6,000,000 for the preceding three years.

      Unless an exemption is available, Rule 15g requires the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

      If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. A market in our stock may never develop due to these restrictions.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      Our company, a development stage entity, has neither engaged in any operations nor generated any revenues to date. Our entire activity since our inception has been to prepare for our proposed fund raising through an offering of equity securities as described in this prospectus.

Results of Operations

      Since inception through April 30, 2004, we have not received any revenues from operations. All of our initial working capital has been obtained from the sale of common shares to Ark Venture Capital, Inc. ($5,000) and a $100 advance from Ark venture Capital.

      We currently have limited working capital and will rely on proceeds from this offering and advances from our affiliates to continue operations.

      Since inception we have not pursued any investing activities.

Plan of Operation

      We are in the development stage and have not conducted any operations to date or received any operating revenues. We can satisfy our cash requirements over the next 18 months if we can successfully complete this offering or through loans from our affiliates. For the current fiscal year, we anticipate incurring a loss as a result of expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

      Substantially all of our working capital needs subsequent to this offering will be attributable to the identification of a suitable Target, and thereafter to effectuate a business combination. Working capital needs are expected to be satisfied from the net proceeds of this offering. We believe we can satisfy cash requirements until a business combination is consummated with 10% of the net proceeds derived from this offering. Prior to the conclusion of this offering, we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees.

Need for Additional Financing

      The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates, expenses relating to SEC reporting and offering expenses in the following order of priority to pay for:

      1. Business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations.

      2. General and administrative expenses incurred in connection with our reporting obligations with the SEC.

      3. Expenses of this offering.

      If less than $60,000 is raised, our majority shareholder has orally agreed to provide the funds necessary to pay the expenses of the offering and attempt to locate an acquisition candidate. Any amounts available for expenses immediately will be used to locate an acquisition candidate.

      No portion of the proceeds from this offering will be paid to officers, directors, their affiliates or associates for expenses of the offering.

      We believe that our existing capital will not be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. Accordingly, in the event we are unable to complete a business combination within 12 months, we anticipate that our existing capital will not be sufficient to allow us to accomplish the goal of completing a business combination. We will depend on additional advances from stockholders. We cannot assure you that the available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, our needs for additional financing are likely to increase substantially. Our officers and directors have not made any written commitments to provide additional capital. We cannot assure you that any additional funds will be available to our company to allow us to cover our expenses. Even if our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

      We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                                    BUSINESS

Introduction

      We were formed in January 2004 to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business (a "Target") which we believe has significant growth potential. We will not engage in any substantive commercial business for an indefinite period of time following this offering. We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or entity and we have not identified any specific business or entity for investigation and evaluation. We intend to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a business combination. It is likely that we will have the ability to effect only a single business combination. We may effect a business combination with a Target which may be financially unstable or in its early stage of development or growth.

"Blank Check" Offering

      Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination, the proceeds are not being designated for any more specific purposes. Accordingly, prospective investors will invest in our company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, an entity which does not need substantial additional capital but which desires to establish public trading status, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws.

      None of our officers, directors, their affiliates or associates has had any preliminary contact or discussions with any representative or the owner of any business or entity regarding the possibility of an acquisition or merger transaction. While management will have sole discretion to determine which businesses, if any, are intended to be acquired, as well as the intended terms of any acquisition, investors in this blank check offering will have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in our company. An acquisition will only be consummated if investors representing 80% of the maximum offering proceeds reconfirm their investment.

      To date, we have not selected any particular industry or any Target in which to concentrate its business combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of a Target or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable entity or an entity in its early stage of development or growth (including entities without established records of sales or earnings), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth entities. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry.

      We may, under certain circumstances, seek to effect business combinations with more than one Target although it is likely that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a ingle or limited number of products, processes or services.

      The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a business combination.

      While our ability successfully to effect a business combination will be dependent upon Messrs. Keyser and Poliak, the future role of Target personnel cannot presently be stated with any certainty. While it is possible that certain of our key personnel will remain associated in some capacities with our company following a business combination, it is likely that our current officers and directors will no longer be involved in our company subsequent to the transaction. Moreover, our current officers and directors will have little, if any, experience or knowledge relating to the operations of a particular Target. Furthermore, although we intend closely to scrutinize the management of a prospective Target in connection with evaluating the desirability of effecting a business combination, there can be no assurance that our company's assessment of such management will prove to be correct, especially in light of the inexperience of our current management in evaluating businesses.

Evaluation of Potential Targets

      Management anticipates that the selection of a Target will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of our search for a Target requires maximum flexibility. We will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisitions may not permit us to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective Target. In addition, in evaluating a prospective Target, management will consider, among other factors, the following:

      -     costs associated with effecting the business combination;
      - equity interest in and possible management participation in the Target;
      - growth potential of the Target and the industry in which it operates;
      - experience and skill of management and availability of additional personnel of the Target;
      -     capital requirements of the Target;
      -     competitive position of the Target;
      - stage of development of the product, process or service of the Target;
      - degree of current or potential market acceptance of the product, process or service of the Target;
      - possible proprietary features and possible other protection of the product, process or service of the Target; and
      -     regulatory environment of the industry in which the Target operates.

      Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a business combination consistent with our business objective. In connection with our evaluation of a prospective Target, management anticipates that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

      We will consider the quality of the management of any Target candidate, its operating results, the soundness of the service or product to be developed or being developed, the effect of market and economic conditions and governmental policies on the business and its products, the nature of its competition, and the total projected required capital.

      The time and costs required to select and evaluate a Target candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Our current executive officers intend to devote approximately 20% of their respective time to our affairs and, accordingly, consummation of a business combination may require a greater period of time than if our executive officers devoted their full time to our affairs. Any costs incurred in connection with the identification and evaluation of a prospective Target with which a business combination is not ultimately consummated will result in a loss to our company and reduce the amount of capital available to complete a business combination.

      We anticipate that we will make contact with Target prospects primarily through the efforts of our officers, who will meet personally with Target candidate management and key personnel, visit and inspect facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. We anticipate that certain Target candidates may be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. As part of our investigation of prospective enterprises, products and services, management intends to request that current owners of a prospective Target provide, among other things, written materials regarding the current owner's business, product or service, available market studies as well as the assumptions upon which they are made, appropriate title documentation with respect to the assets, products and services of the potential Target, detailed written descriptions of any transactions between the potential Target and any of its affiliates, copies of pleadings of material litigation, if any, copies of material contracts and any and all other information deemed relevant. Additionally, we may verify such information, if possible, by interviewing competitors, certified public accountants and other persons in a position to have independent knowledge regarding the product or service as well as the financial condition of the potential Target.

Government Regulation

      As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to our company, the Target and their respective shareholders. There can be no assurance that the IRS or appropriate state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the Target and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular business combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition. This blank check offering is subject to Rule 419 under the Securities Act. As such, any agreement to acquire a Target must provide that the fair market value of the business or assets to be acquired represents at least 80% of the maximum offering proceeds, less underwriting commissions, if any, and expenses and dealer allowances payable to non-affiliates. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering.

      We have agreed that contemporaneous with the sale of the shares we will file an application with the SEC to register our common stock under the provisions of Section 12(g) of the Exchange Act, and that we will use our best efforts to continue to maintain such registration for a minimum of two years from the date of this prospectus. Such registration will require us to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act.

      If we seek shareholder approval of a business combination when our securities are registered pursuant to Section 12 of the Exchange Act, our proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the SEC.

      Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired entity with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Target did not have available and was unable reasonably to obtain the requisite audited financial statements, we could, in the event of consummation of a business combination with such entity, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Exchange Act. Consequently, we will not seek to consummate a business combination with such a Target.

Investment Company Act

      Our operations may be limited by the Investment Company Act. Unless we register with the SEC as an investment company, we will not, among other things, be permitted to own investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of our total assets on an unconsolidated basis. While we may participate in a business opportunity by purchasing, trading or selling the securities of an entity, we do not intent to engage primarily in trading activities. We intend to conduct our operations so as not to require registration under the Investment Company Act.

Properties

      Pursuant to an oral agreement with our president, we share with related companies executive offices rent-free in approximately 1,200 square feet of office space located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309. We consider this space to be adequate for our needs and have no preliminary agreements or understandings with respect to office space in the future.

Competition

      We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than our company and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public blind pool companies, many of which may have more funds available than we do.

      In the event that we succeed in effecting a business combination, we will, in all likelihood, become subject to intense competition from competitors of the Target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target cannot presently be ascertained. There can be no assurance that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the Target is in a high growth industry.

Employees

      As of the date of this prospectus, our employees consist of two executive officers, each of whom will devote approximately 20% of his working time to our affairs once we are funded.

Legal Proceedings

      There is no litigation pending, or to our knowledge, threatened against our company.

                                   MANAGEMENT

Directors and Officers

Name                          Age   Title
----                          ---   -----

Robert D. Keyser, Jr          44    Chief Executive Officer, President, Director

Albert J. Poliak              43    Chief Financial Officer, Treasurer, Director

Robert D. Keyser, Jr., has served as an officer and director of our company since inception. Mr. Keyser has served as the chief executive officer of Dawson James Securities, Inc. since April 2002. Dawson James Securities is a wholly owned subsidiary of Ark Financial Services, Inc. Mr. Keyser is the secretary, director and a principal shareholder of Ark Financial Services. Mr. Keyser is also currently the president and a director of Ark Venture Capital, Inc., a majority shareholder of our company. Mr. Keyser has also served as executive vice president and executive officer of Viewtrade Financial, Inc. since September 2002. Viewtrade Financial is a full service investment firm. Mr.
Keyser has over 20 years of experience in all aspects of the securities industry, having held various positions, including head of investment banking, regional sales manager and branch manager. Since 1996, Mr. Keyser has owned and operated Holiday Shores Marina, Inc. and Lakeside Marina, Inc., both wholly owned private businesses in the marina management and real estate industry, respectively. From January 2001 to April 2002 Mr. Keyser served as branch manager for Sterling Financial Investment Group, a full service investment firm located in South Florida. Mr. Keyser holds the following securities licenses: 7, 24, and 63. Mr. Keyser attended the University of Missouri from 1978 to 1982.

Albert J. Poliak has served as an officer and director of our company since its inception. Mr. Poliak currently serves as president and chief compliance officer at Dawson James Securities, Inc. a wholly owned subsidiary of Ark Financial Services, Inc. Mr. Poliak is the president, director and a principal shareholder and director of Ark Financial Services. Mr. Poliak is also currently the corporate secretary and a director of Ark Venture Capital, Inc. a majority shareholder of our company. Mr. Poliak also serves as executive vice president at Viewtrade Financial, Inc., a full service investment firm. Mr. Poliak has over twenty years of experience in the securities industry. From 1985 through 2001 Mr. Poliak held various management positions throughout the securities industry: including president and chief executive officer of The Agean Group, Inc.; head of trading at The Agean Group, Inc.; regional vice president of J.W. Gant, Inc.; and branch manager at Thomas James Securities, Inc. Mr. Poliak currently holds the following securities licenses: Series 7, 24 and 63. Mr. Poliak attended Longwood College, Montgomery College and the University of Maryland.

      Our  directors   hold  office  until  the  next  annual   meeting  of  the
shareholders and until their successors have been elected and qualified.

      The directors receive no compensation for serving as such, other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board. Messrs. Keyser and Poliak, the current executive officers of our company, intend to devote approximately 20% of their time to our affairs.

      There are no agreements or understandings for any officer or director to resign at the request of another person and neither of the officers or directors is acting on behalf of or will act at the direction of any other person.

Committees

      To date, we have not formed any audit, compensation, nor nominating committee. Upon the acquisition of a Target, we intend to form an audit committee, nominating committee and compensation committee.

Code of Ethics

      Our board of directors has adopted a code of ethics. The purpose of the code of ethics is to focus the board and each director and officer of our company on areas of ethical risk, provide guidance to directors and officers to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability.

Executive Compensation

      No compensation has been paid to any officers or directors since inception. We do not expect to pay any direct or indirect compensation to our officers and directors except for reimbursement for reasonable out-of-pocket expenses. There are no understandings or arrangements otherwise relating to compensation.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth information as of the date of this prospectus and as adjusted to reflect the sale of the shares we are offering under this prospectus (assuming completion of the maximum offering and minimum offering), based on information obtained from the persons named below, with respect to the beneficial ownership of shares of common stock by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, and (3) officers and directors as a group. Unless otherwise indicated, the address of each of the individuals and entities below is 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309.

                                                              Percentage of Share
                                                                  Ownership
                                                              --------------------
                                                                After     After
                                                    Prior to   Maximum   Minimum
Name and Address                  Number of Shares  Offering  Offering  Offering
----------------                   ---------------  --------  --------  --------
Robert D. Keyser(1)                  40,000         100%         80%         89%

Albert J. Poliak(1)                  40,000         100%         80%         89%

Ark Venture Capital, Inc.(1)         40,000         100%         80%         89%

Officers and Directors as
  a group (2 persons)                40,000         100%         80%         89%

(1) Voting control of Ark Venture Capital, Inc. is held by Robert D. Keyser and Albert J. Poliak.

                            DESCRIPTION OF SECURITIES

General

      We are authorized to issue 80,000,000 shares of common stock, par value $.0001 per share. Prior to this offering, 40,000 shares of common stock were outstanding. We are authorized to issue 20,000,000 shares of preferred stock, par value $.0001 per share, none of which is outstanding.

Common Stock

      The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

Preferred Stock

      Our board of directors is authorized (without any further action by the shareholders) to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends, if any, on the common stock. Also, holders of the preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of our company before any payment is made to holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors, without shareholder approval, may issue preferred stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of common stock.

Dividends

      We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

      After completion of this offering, the transfer agent for our common stock will be Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Rd., Tamarac, Florida 33321. Currently the Company is acting as its own transfer agent.

Shares Eligible for Future Sale

      Upon consummation of the sale of the maximum amount of shares offered in this offering, we will have 50,000 shares outstanding. Of these, the 10,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of our company (in general, a person who has a control relationship with our company) which will be subject to the limitations of Rule 144 promulgated by the SEC under the Securities Act. All of the remaining 40,000 shares are "restricted securities," as that term is defined under Rule 144, in that the shares were issued in private transactions not involving a public offering.

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (or persons whose shares are aggregated), who has owned restricted shares beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares the Rule 144 without regard to any of the limitations described above. However, the SEC staff has expressed the opinion to the NASD that securities issued by "blank check" companies to promoters, affiliates or their transferees cannot be resold under Rule 144.

      Prior to this offering, there has been no market for the shares, and no prediction can be made as to the effect, if any, that market sales of restricted shares or the availability of such restricted shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the price for the sale of our shares in any trading market which may develop.

                                 INDEMNIFICATION

      Our Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                              CERTAIN TRANSACTIONS

      Upon our inception, we issued 40,000 shares of its common stock to Ark Venture Capital, Inc. in consideration of $5,000. Our officers and directors are principals of Ark Venture Capital, Inc. Ark Venture Capital paid approximately $0.125 per share. In addition, Ark Venture Capital has advanced our company $100. This advance is non interest bearing and payable on demand.

      Since inception, our company, pursuant to a an oral agreement with our president, has maintained at no cost to us, our executive offices in approximately 1,200 square feet of office space located at 6400 N.W. 6th Way, Suite 300, Fort Lauderdale, Florida 33309.

      Messrs. Keyser and Poliak, our executive officers, also serve as executive officers for Dawson James Securities, a division of Viewtrade Financial, Inc. Mr. Poliak and Mr. Keyser are also vice presidents of Viewtrade Financial, Inc., a full service investment firm. Dawson James Securities is a full service investment firm located in Fort Lauderdale, Florida. Neither Dawson James
Securities nor Viewtrade will participate in this offering. Dawson James Securities is controlled by Ark Financial Services, Inc. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services.

      We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

      In connection with the consummation of a business combination, we may become obligated to pay fees to certain persons. No officers, directors or current shareholders shall be paid any consulting fees or salaries for services rendered by such persons in connection with a business combination. We shall reimburse officers and directors for any accountable reasonable expenses incurred in connection with activities on our behalf. The Deposited Funds will not be used for salaries. No funds (including any interest earned thereon) will be disbursed from the Deposited Funds for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, both of the members of which are officers. Subsequent to the consummation of a business combination, to the extent current officers, directors and/or shareholders of our company provide services to our company, such persons may receive from us consulting fees and/or salaries. We have no present intention to pay to anyone any consulting fees or salaries. We are not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of our common stock by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by us to any of the current shareholders of any funds, securities or other assets of our company.

      Management has no present intention of (1) considering a business combination with entities owned or controlled by affiliates or related other parties, (2) creating subsidiary entities with a view to distributing their securities to our shareholders, or (3) selling any securities owned or controlled by our affiliates or associates in connection with any business combination transaction without affording all shareholders a similar opportunity.

      In the event management contemplates a related party transaction it will obtain an independent appraisal of the value of the business or assets to be acquired and no transaction will be structured unless it is at a price which is lesser or equal to the value determined by the independent appraisal. Such a related party transaction is not an arms-length transaction because management would be on both sides of the transaction and may have financial interests which are adverse to our shareholders. Such a situation creates a potential for management's fiduciary duties to our shareholders to be compromised and the interests of our shareholders to be affected adversely. If management's fiduciary duties are compromised, any remedy available to shareholders under state corporate law will most likely be prohibitively expensive and time consuming.

                              PLAN OF DISTRIBUTION

The Offering

      The common shares are being offered on a self underwritten basis by our officers and directors. Our officers and directors are "associated" with a registered broker dealer, as that term is defined in Rule 3a4-1 under the Exchange Act. However, their associated broker dealers will not participate in this officer. In addition, our officers and directors:

      o are not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities; and

      o will not be compensation for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      Prior to this offering, there has been no public market for our common stock and there can be no assurances that an active public market for our common stock will be developed or, if developed, sustained after this offering. The initial public offering price of our common stock has been arbitrarily determined by us and bears no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering prices included:

      o     an assessment of management;

      o     our prospects;

      o     our capital structure; and

      o     certain other factors deemed relevant.

      The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for our common stock will develop after the close of the public offering, or if a public market in fact develops, that such public market will be sustained, or that our common stock can be resold at any time at the initial public offering prices or any other prices.

      As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

      Management, principal shareholders or their affiliates may not acquire common shares in the offering.

      Selected broker-dealers may receive as maximum compensation for sales hereunder a 10% selling commission and a 3% non-accountable expense allowance. No selected dealers have yet been identified by us. We will amend the registration statement of which this prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells shares offered in this offering. A broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act. Prior to the involvement of any broker-dealer in the offering, we must obtain a "no objection" position from the NASD regarding the contemplated underwriting compensation and arrangements.

Rule 419 Requirements

      SEC rules require that we deposit all offering proceeds into an escrow account, after deduction of cash paid for commissions, underwriting expenses and dealer allowances, if any and amounts permitted to be released to our company, provided that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of our company and all securities issued in connection with the offering into an escrow account until:

      o     we execute an agreement for an acquisition;

      o we file a post effective amendment to this registration statement that:

            (1) discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

            (2) discloses the results of the initial offering; and

            (3) discloses the terms of the offering.

      o within 5 days of the effective date of the registration statement, we provide a copy of the prospectus to purchasers;

      o each purchaser shall have no fewer than 20 business days and nor more than 45 business days from the effective date of the post-effective amendment to notify us that the purchase elects to remain an investor. If we have not received this written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

      o     an acquisition is consummated within an 18-month time period; and

      o the value of the business or net assets acquired must equal not less than 80% of the offering amount ($48,000 for maximum offering and $24,000 for minimum offering); or

      o if an acquisition is not consummated in the 18-month time period, we will return the funds held in the escrow account to you by first class mail or equally prompt means within five business days following that date.

      Messrs. Keyser and Poliak intend to distribute the prospectus related to this offering to acquaintances, friends and business associates. Selected broker-dealers may receive as maximum compensation for sales hereunder a 10% selling commission and a 3% non-accountable expense allowance. No selected dealers have yet been identified by us. We will amend the registration statement of which this prospectus is a part following its effectiveness to identify a selected broker-dealer at such time as such broker-dealer sells shares offered in this offering. A broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act. Prior to the involvement of any broker-dealer in the offering, we must obtain a "no objection" position from the NASD regarding the contemplated underwriting compensation and arrangements.

Escrow Account

      Pursuant to Rule 419, we have established an escrow account at ___________________, an insured depository institution. The deposit account records will provide that funds in the escrow account are held for the benefit of the purchasers named and the records of the escrow agent, maintained in good faith and in the regular course of business, will show the name and interest of each party to the account.

      Funds held in escrow may be released to us and securities may be delivered to the purchaser identified on the deposited securities only at the same time as or after:

      o the escrow agent has received a signed representation from our company, together with other evidence acceptable to the escrow agent, that the requirements of Rule 419 as described above have been met; and

      o consummation of an acquisition meeting the requirements of Rule 419 as described above.

                                  LEGAL MATTERS

      Adorno & Yoss, P.A., Fort Lauderdale, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that our shares, when issued and paid for as described in this prospectus, will constitute legally issued securities, fully paid and non-assessable.

                                     EXPERTS

      The financial statements included in this prospectus have been audited by Jewett, Schwartz & Associates, independent public accountants, as indicated in its report with respect thereto, and are included in this prospectus in reliance upon the authority of the firm as experts in accounting and auditing in giving the report. Reference is made to the opinion in the report that our ability to commence operations is dependent, among other factors, upon the success of this offering or other fund raising.

                             AVAILABLE INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC For further information with respect to our company and this offering, reference is made to the registration statement, which may be examined at the SEC's Public Reference Office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Chicago Regional Office of the SEC, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information at the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. References in this prospectus to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by reference to such documents, statutes, regulations and agreements. We will provide without charge to each person who receives a prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the prospectus.

      The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC's address on the Web is http://www.sec.gov.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                              FINANCIAL STATEMENTS

                                Table of Contents

Report of Independent Certified Public Accountants ..............       F - 2
Balance Sheets ..................................................       F - 3
Statements of Operations ........................................       F - 4
Statements of Changes in Shareholder's Equity ...................       F - 5
Statements of Cash Flows ........................................       F - 6
Notes to Financial Statements ...................................       F - 7 -8

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To  the   shareholders  and  board  of  directors   Lifesciences   Opportunities
Incorporated:

We have audited the accompanying balance sheet of Lifesciences Opportunities Incorporated (hereinafter referred to as "the Company") as of January 31, 2004, and the related statements of operations, shareholder's equity and cash flows for period January 12, 2004 (inception) through January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifesciences Opportunities Incorporated as of January 31, 2004, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States.

JEWETT, SCHWARTZ & ASSOCIATES

HOLLYWOOD, Florida,
May 26, 2004

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                                 BALANCE SHEETS

                                                                         April 30         January 31
                                                                           2004             2004
                                                                          -------          -------
                                                                        (Unaudited)
                                       ASSETS

CURRENT ASSETS
   Cash                                                                   $ 5,040          $    --
                                                                          -------          -------
     TOTAL CURRENT ASSETS                                                   5,040               --
                                                                          -------          -------
          TOTAL ASSETS                                                    $ 5,040          $    --
                                                                          =======          =======

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                   LIABILITIES

CURRENT LIABILITIES
   Loan from shareholder                                                  $   100          $    --
                                                                          -------          -------
     TOTAL CURRENT LIABILITIES                                                100               --
                                                                          -------          -------
        TOTAL LIABILITIES                                                     100               --
                                                                          -------          -------

                              SHAREHOLDER'S EQUITY
   Common stock, $0.0001 par value, 80,000,000 shares authorized,
     40,000 shares issued and outstanding                                       4                4
   Additional paid-in capital                                               4,996            4,996
   Stock subscriptions receivable                                              --           (5,000)
   Accumulated deficit                                                        (60)              --
                                                                          -------          -------
        TOTAL SHAREHOLDER'S EQUITY                                        $ 4,940               --
                                                                          -------          -------
          TOTAL LIABILITIES
             AND SHAREHOLDER'S EQUITY                                     $ 5,040          $    --
                                                                          =======          =======


The accompanying notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                            STATEMENTS OF OPERATIONS


                                                  For the          For the period
                                                  period          January 12, 2004
                                                   ended         (inception) through
                                                  April 30            January 31
                                                    2004                 2004
                                                  --------            --------
                                                (Unaudited)
REVENUES                                          $     --            $     --

OPERATING EXPENSES                                      60                  --
                                                  --------            --------
                                                        60                  --
                                                  --------            --------
LOSS BEFORE TAXES                                      (60)                 --
                                                  --------            --------
     INCOME TAXES                                       --                  --
                                                  --------            --------
        NET LOSS                                       (60)                 --
                                                  --------            --------
NET LOSS PER SHARE - Basic and diluted            $  (0.00)           $     --
                                                  ========            ========
Weighted average common
   shares outstanding - Basic and diluted           40,000                  --
                                                  ========            ========

The accompanying notes are an integral part of these financial statements.

                    LIFESCIENCES OPPORTUNITIES INCORPORATED
                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                               Common Stock
                                            80,000,000 shares
                                                authorized
                                          -----------------------                      Common
                                                       Par Value       Additional       Stock
                                          Shares         $.0001          Paid-In     Subscriptions     Accumulated
                                          Issued        per share        Capital       Receivalbe         Deficit           Total
                                          ------         -------         -------         -------          -------          -------
BALANCE - JANUARY 12, 2004 (inception)    $   --         $    --         $    --         $    --          $    --          $    --

Net loss                                      --              --              --              --               --               --

BALANCE - JANUARY 31, 2004
   Unaudited                                  --              --              --              --               --               --
                                          ------         -------         -------         -------          -------          -------
Issuance of common stock                  40,000               4           4,996          (5,000)              --               --

Proceeds from stock issuance                  --              --              --           5,000               --            5,000

Net Loss                                      --              --              --              --              (60)             (60)
                                          ------         -------         -------         -------          -------          -------
BALANCE - APRIL 30, 2004                  40,000               4         $ 4,996         $    --          $   (60)         $ 4,940
                                          ======         =======         =======         =======          =======          =======

The accompanying  notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED

                            STATEMENTS OF CASH FLOWS


                                                     For the                For the period
                                                     period                January 12, 2004
                                                      ended              (inception) through
                                                     April 30                January 31
                                                       2004                      2004
                                                     -------                 -----------
                                                   (Unaudited)
Cash flows from operating activities
   Net loss                                          $   (60)                $        --
   Adjustments to reconcile net loss to net
     cash used by operating activities                    --                          --
                                                     -------                 -----------
        Total adjustments                                 --                          --
                                                     -------                 -----------
   Net cash used by operating activities                 (60)                         --
                                                     -------                 -----------
Cash flows from investing activities
   Net cash provided by investing activities              --                          --
                                                     -------                 -----------
Cash flows from financing activities
Proceeds from shareholder loan                           100
   Issuance of common stock                            5,000                          --
                                                     -------                 -----------
   Net cash provided by financing activities           5,100                          --
                                                     -------                 -----------
     NET INCREASE IN CASH                              5,040                          --
     CASH AT BEGINNING OF PERIOD                          --                 $        --
                                                     -------                 -----------
     CASH AT END OF PERIOD                           $ 5,040                 $        --
                                                     =======                 ===========

The accompanying notes are an integral part of these financial statements.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Lifesciences Opportunities Incorporated (the "Company") was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has had no operations to date other than issuing shares to its original shareholders.

The company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

The Company will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. No assurances can be given that we will be successful in locating or negotiating with any target company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.

                     LIFESCIENCES OPPORTUNITIES INCORPORATED
                        NOTES TO THE FINANCIAL STATEMENTS

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss Per Share

The Company computed basic and diluted loss per share amounts for January 31, 2004 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Recent Authoritative Pronouncements

The Financial Accounting Standards Board ("FASB") has recently issued several new accounting pronouncements which may apply to the Company.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

NOTE 3 - RELATED PARTY TRANSACTION

The Company's shareholder advanced $100 to the Company as a non-interest bearing loan payable due on demand.

NOTE 4 - SHAREHOLDERS' EQUITY

In January 2004, the Company issued 40,000 shares of common stock, $.0001 par value, in consideration of $5,000 that was funded on April 30, 2004.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section  607.0850(1) of the Florida  Business  Corporation Act, as amended
(the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no in demnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

      Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

      Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

      The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee                                                     $  7.60
Blue Sky Fees and Expenses                                                 1,000
Legal Fees and Expenses                                                    5,000
Printing Expenses                                                            500
Accounting Fees and Expenses                                               2,000
Transfer Agent Fees and Expenses                                             500
Miscellaneous                                                             992.40
                                                                         -------
Total                                                                    $10,000

      The  foregoing  expenses,   except  for  the  SEC  registration  fee,  are
estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      On January 12, 2004, we issued an aggregate of 40,000 shares to Ark Venture Capital, Inc. in consideration for $5,000. With respect to the issuance of the shares, we relied on the exemptions from registration provided by Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the shares. The shares issued to Ark Venture Capital, Inc. contain restrictive legends preventing their transfer except in accordance with the Securities Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares will be lodged with our transfer agent. The investor is accredited as that term is defined in Regulation D and the investor had full access to all company data and information at the time of its investment.

ITEM 27.  EXHIBITS.

      The following exhibits are filed with this Registration Statement:

 Exhibit
 Number                 Exhibit Name
 ------                 ------------

   3.1                   Articles of Incorporation
   3.2                   By-Laws
   4.1                   Common Stock specimen
   4.2                   Form of Escrow Agreement
   5.1                   Opinion regarding legality (to be filed by amendment)
  21.1                   Subsidiaries
  23.1                   Consent of counsel (contained in exhibit 5.1)
  23.2                   Consent of accountants

ITEM 28. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the SEC such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the SEC heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to its Articles of Incorporation or provisions of Florida law, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

      For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Fort Lauderdale, State of Florida, on July 2, 2004.

                                        LIFESCIENCES OPPORTUNITIES INCORPORATED

                                        By: /s/ Robert D. Keyser
                                          --------------------------------------
                                          Robert D. Keyser, Jr., Chief Executive
                                          Officer and President

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Robert D Keyser                     July 2, 2004
------------------------------------
Robert D. Keyser, Jr.
Chief Executive Officer and Director



/s/ Albert J. Poliak                    July 2, 2004
------------------------------------
Albert J. Poliak
Chief Financial Officer and Director